Exhibit 99.6

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below:
TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.
The Board of Directors Recommends a Vote “FOR” Proposals 1 and 2. APPROVAL OF THE MERGER PROPOSAL: To approve and adopt the Agreement and Plan of Reorganization, dated as of May 22, 2018, by and between Independent Bank Group, Inc. and Guaranty Bancorp, as it may be amended, supplemented, or modified from time to time, pursuant to which Guaranty Bancorp will merge with and into Independent Bank Group, Inc. For Against Abstain Please fold here – Do not separate
2. APPROVAL OF THE ADJOURNMENT PROPOSAL. To approve the
adjournment of the Independent Bank Group, Inc. special meeting to a later date or dates, if the board of directors of Independent Bank Group, Inc. determines such an adjournment is necessary or appropriate to permit solicitation of additional proxies in favor of the proposal listed above.
For Against Abstain
NOTE: There will be no other business conducted at the Meeting.
Please indicate if you plan to attend the special meeting. Yes Date
Signature(s) in Box
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporation or partnership name, by authorized officer.

SPECIAL MEETING OF SHAREHOLDERS
Monday, September 24, 2018; 3:30 p.m. Local Time
1600 Redbud Boulevard Suite 400 McKinney, TX 75069
This proxy is solicited by the Board of Directors
Independent Bank Group, Inc. proxy The undersigned holder(s) of Independent Bank Group, Inc. common stock hereby revokes all previous proxies, if any, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus, and hereby appoints David R. Brooks, Daniel W. Brooks and Michelle S. Hickox and each of them, as attorneys, agents and proxies of the undersigned, with full powers of substitution, to attend and act as proxies of the undersigned at the Special Meeting of Shareholders of Independent Bank Group, Inc. to be held at 1600 Redbud Boulevard, Suite 400, McKinney, Texas 75069, on Monday, September 24, 2018 at 3:30 p.m. Local Time, and any and all adjournments thereof, and to vote as specified herein the number of shares of common stock that the undersigned, if personally present, would be entitled to vote, with the same force and effect as the undersigned might or could do if personally present.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the board of directors of Independent Bank Group, Inc.
THE BOARD OF DIRECTORS OF INDEPENDENT BANK GROUP, INC. UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2: (1) TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF REORGANIZATION, DATED AS OF MAY 22, 2018, BY AND BETWEEN INDEPENDENT BANK GROUP, INC. AND GUARANTY BANCORP, AS IT MAY BE AMENDED, SUPPLEMENTED, OR MODIFIED FROM TIME TO TIME, PURSUANT TO WHICH GUARANTY BANCORP WILL MERGE WITH AND INTO INDEPENDENT BANK GROUP, INC. AND (2) TO APPROVE THE ADJOURNMENT OF THE INDEPENDENT BANK GROUP, INC. SPECIAL MEETING TO A LATER DATE OR DATES, IF THE BOARD OF DIRECTORS OF INDEPENDENT BANK GROUP, INC. DETERMINES SUCH AN ADJOURNMENT IS NECESSARY OR APPROPRIATE TO PERMIT SOLICITATION OF ADDITIONAL PROXIES IN FAVOR OF THE PROPOSAL LISTED ABOVE.
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: If you have questions about the merger or the special meeting, need additional copies of the joint proxy statement/ prospectus or need to obtain proxy cards or other information related to the proxy solicitation, you may contact Jan Webb, Independent Bank Group, Inc.’s Corporate Secretary, at the following address or by calling the following telephone number: Independent Bank Group, Inc., 1600 Redbud Boulevard, Suite 400, McKinney, Texas 75069-3257, (972) 562-9004.
Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
INTERNET/MOBILE PHONE MAIL www.proxypush.com/ibtx 1-866-883-3382
Mark, sign and date your proxy Use the Internet to vote your proxy Use a touch-tone telephone to card and return it in the until 11:59 p.m. (CT) on vote your proxy until 11:59 p.m. (CT) postage-paid envelope provided.
September 23, 2018. on September 23, 2018.
If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.